UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 9, 2018

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

366 Walker Drive

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On May 10, 2018, Rex Energy Corporation (the “Company”) and certain of its subsidiaries entered into a Limited Waiver and Fourth Forbearance Agreement (the “Fourth Forbearance Agreement”) with Angelo, Gordon Energy Servicer, LLC, as administrative agent and collateral agent (the “Agent”) under the Term Loan Credit Agreement, dated as of April 28, 2017 (the “Credit Agreement”) among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the Agent and the lenders party thereto (the “Lenders”), and the Lenders. Pursuant to the Fourth Forbearance Agreement, the Agent and the Lenders agreed to forbear from exercising their rights and remedies under the Credit Agreement in respect of certain defaults and alleged defaults thereunder through May 17, 2018, unless certain specified circumstances cause an earlier termination of that forbearance (the “Forbearance Period”). The Fourth Forbearance Agreement provides that the Agent and the Borrower may agree to extend such Forbearance Period further. Additionally, pursuant to the Fourth Forbearance Agreement, the Lenders agreed to extend certain additional delayed draw loans under the Credit Agreement in an amount not to exceed $6,185,567.00, notwithstanding that the Agent has accelerated the indebtedness and terminated the Lenders’ commitments under the Credit Agreement. The Fourth Forbearance Agreement does not cure or waive the existing defaults. Upon the expiration of the Forbearance Period for any reason, the Agent and the Lenders will be entitled to exercise all rights and remedies granted to them under the Credit Agreement.

As previously reported, the Company is a party to a forbearance agreement dated May 3, 2018 between the Company, certain of its subsidiaries and certain holders (the “Holders”) of 1.00%/8.00% Senior Secured Second Lien Notes due 2020 (the “Second Lien Forbearance Agreement”), pursuant to which the Holders agreed to forbear, and to direct the Trustee under the indenture governing such Second Lien Notes to forbear, through May 9, 2018 (unless certain specified circumstances caused an earlier termination), from exercising their rights and remedies under the indenture governing such Second Lien Notes in respect of certain defaults thereunder. The Second Lien Forbearance Agreement provides that the Company and the Holders may agree to extend such forbearance period further. In accordance with the terms of the Second Lien Forbearance Agreement, on May 9, 2018, the Company and the Holders agreed to extend the forbearance period through May 17, 2018.

The Company extended the forbearance period with respect to the Second Lien Forbearance Agreement and entered into the Fourth Forbearance Agreement to provide the Company with additional time to continue discussions with its lenders and other stakeholders regarding potential transactions, and to continue considering strategic financing proposals that management believes may be beneficial to the Company and its stakeholders.

Cautionary Note Regarding Forward-Looking Statements

Certain Statements in this Form 8-K and the exhibits hereto that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company believes these statements and the assumptions and estimates contained therein are reasonable based on information that is currently available to it. However, management’s assumptions and the Company’s future performance are subject to a wide range of business risks and uncertainties, both known and unknown, and the Company cannot assure that the Company can or will meet the goals, expectations and projections. Any number of factors could cause our actual results to be materially different from those expressed or implied in the Company’s forward looking statements. Further information on the risks and uncertainties that may affect our business is available in the Company’s filings with the SEC, and the Company strongly encourages readers to review and understand those risks. The Company does not assume or undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(a) Exhibits.

Exhibit No.	Description

10.1	Fourth Forbearance Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

Date: May 11, 2018	By:	/s/ Curtis J. Walker
Name: Curtis J. Walker
Title: Chief Financial Officer